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                                                                   EXHIBIT 10.30

                               APACHE CORPORATION
                       OUTSIDE DIRECTORS' RETIREMENT PLAN
                   (As Amended and Restated February 8, 2001)


APACHE CORPORATION (the "Company") established the Apache Corporation Outside Directors' Retirement Plan (the "Plan"), effective as of December 15, 1992 (the "Effective Date"), to provide eligible non-employee Directors of the Company ("Outside Directors") with certain retirement and death payments. The purpose of the Plan is to advance the interests of the Company, its subsidiaries, and its stockholders by continuing to attract and retain outstanding individuals as Outside Directors and to stimulate the efforts of such individuals by giving suitable recognition to services which will contribute materially to the success of the Company.

                                    ARTICLE I
                  ELIGIBILITY, PARTICIPATION AND CONTRIBUTIONS

1.1      Eligibility and Participation.

         (a) Each Outside Director on the Effective Date shall be eligible to participate in the Plan on that date. Subsequently elected Outside Directors shall be eligible to participate in the Plan as of the date their Service begins. An eligible Outside Director shall become a participant ("Participant") upon receipt by the Company of a completed Participation Agreement, the form of which is attached hereto as Annex A.

         (b) At any time on or prior to the effective date of a Participant's Retirement, but not thereafter, the Participant, by completion of a new Participation Agreement, may:

                  (i) change his or her Beneficiary Designation, with such change becoming effective upon delivery to the Company of such new Participation Agreement.

                  (ii) change his or her Benefit Election, with such change becoming effective on the date six months following delivery to the Company of such new Participation Agreement, provided that such change shall not become effective if the Participant is not holding office as an Outside Director on such effective date.

1.2      Contributions.

         All amounts payable under the Plan shall be paid from the general assets of the Company. Nothing contained in the Plan shall be deemed to create any fiduciary relationship between the Company and the Participant. Any rights of the Participant under the Plan shall be no greater than the right of any unsecured general creditor of the Company.



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                                   ARTICLE II
                               RETIREMENT PAYMENTS

2.1      Retirement Payments.

         (a) A Participant who Retires with four or more Quarters of Service shall be entitled to receive payments under the Plan for a term of years equal to the number of Quarters of Service credited to the Participant at Retirement divided by 4, with any fraction (a "Service Fraction") rounded up to the next whole number. The annual amount of such payments shall equal 66-2/3 percent of the Participant's Annual Director's Retainer, except that the amount payable in the final year of the term shall be determined by multiplying the Service Fraction, if any, times 66-2/3 percent of the Participant's Annual Director's Retainer.

         (b) "Annual Directors' Retainer" shall mean the aggregate annual amount of an Outside Director's board retainer fee payable pursuant to Section 1 of the Company's Non-Employee Directors' Compensation Plan (or comparable section of any successor plan), whether or not all or a portion of such amount is deferred or delayed. Such amount shall be determined as of the date a Participant Retires or, in the case of payments pursuant to the provisions of Article III, as of the date of the Participant's death.

         (c) "Quarter of Service" shall mean the aggregate total full months of Service as an Outside Director divided by 3 and rounded up to the next whole number but in no event shall any Participant's Quarters of Service exceed 40.

         (d) "Retirement, Retired or Retires" shall mean a Participant's ceasing to hold office as an Outside Director, for any reason other than death, on or after the attainment of age 60.

         (e) "Service" shall mean: the aggregate total, not to exceed 120, of
(i) the number of full months beginning on or after July 1, 1992 (whether or not consecutive) that a Participant held office as an Outside Director, whether or not a Participant at the time, and (ii) 1/2 the number of full months prior to July 1, 1992 (whether or not consecutive) that a Participant held office as an Outside Director; provided, however, that a Participant who, as of the Effective Date, has held office as an Outside Director for an aggregate total of 15 years shall automatically be credited with 120 full months of Service.

2.2      Retirement Payments Following Change in Control.

         In the event of a "change in control" of the Company, as defined in
Section 1(c) of the Company's Income Continuation Plan (as in effect on the Effective Date without regard to whether such Income Continuation Plan remains in effect or is subsequently amended), any Participant whose Service as an Outside Director terminates on or after the date of such change in control shall be deemed as of such date of termination, or if





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later, upon attainment of age 60, to have Retired and shall be entitled to the payments provided hereunder.

2.3      Method and Time of Payment.

         Unless a Participant elects the optional form of payment pursuant to
Section 2.4, payments hereunder shall be paid quarterly as of the last day of March, June, September and December for the period determined in accordance with
Section 2.1(a). Quarterly payments to a Participant shall be paid in cash and shall begin as of the payment date next following the date the Participant Retires. If a Participant dies before completion of the payments for the period determined in accordance with Section 2.1(a), death payments shall be made to the Participant's Spouse or Beneficiary to the extent provided in Article III.

2.4      Optional Form of Payment.

         In lieu of the quarterly payments to which a Participant would otherwise be entitled hereunder, a Participant may elect, at the time of signing a Participation Agreement for the Plan, to receive a cash lump sum payment in an amount which the Committee calculates as the net present value of the payments to which the Participant would otherwise be entitled under the provisions of the Plan determined using a series of annual payments and an annual interest rate equal to the rate on ten-year treasury bonds/notes as reported in The Wall Street Journal published on or most recently prior to the effective date of the Participant's Retirement. Any such lump sum payment shall be made within 90 days following the Participant's Retirement.

                                  ARTICLE III.
                                 DEATH PAYMENTS

3.1      Death Payments for Participants.

         (a) If a Participant, who has not elected a lump sum payment under
Section 2.4, dies after Retirement but prior to receiving all of the annual payments to which the Participant would otherwise be entitled hereunder, and is survived by a Spouse or Beneficiary, the Spouse or Beneficiary shall be entitled to receive the remaining payments which would otherwise have been payable to the Participant until the earlier of (i) the death of the Spouse or Beneficiary, or
(ii) the completion of such payments in accordance with the provisions of
Article II.

         (b) If a Participant dies while holding office as an Outside Director and after attaining age 60 and after being credited with 40 Quarters of Service pursuant to Article II, and is survived by a Spouse or Beneficiary, the Spouse or Beneficiary shall be entitled to receive the payments which would otherwise have been made to the Participant until the earlier of (i) the death of the Spouse or Beneficiary, or (ii) the completion of such payments in accordance with the provisions of Article II.




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         (c) Payments to a Spouse or Beneficiary hereunder shall be made at the same time as payments would have been made to the Participant.

         (d) "Spouse" shall mean the lawfully married spouse of a Participant at the time of the Participant's death.

         (e) "Beneficiary" shall mean the individual designated by the Participant in his or her Participation Agreement in effect at the time of the Participant's death.

3.2      Lump Sum Death Payments.

         (a) If a Participant who has elected a lump sum payment dies after the Participant's Retirement but before the receipt of such payment, the lump sum shall be paid to the surviving Spouse or Beneficiary, or if none, to the estate or the personal representative of the Participant.

         (b) If an Outside Director, who has not completed a Participation Agreement, dies while holding office as an Outside Director and after attaining age 60 and after being credited with 40 Quarters of Service pursuant to Article II, and is not survived by a Spouse, the payments which would otherwise have been made to the Outside Director if he or she had been a Participant shall be paid to the estate or the personal representative of the Outside Director in a lump sum calculated pursuant to Section 2.4 hereof.

                                   ARTICLE IV
                    ADMINISTRATION, AMENDMENT AND TERMINATION

4.1      The Management Development and Compensation Committee.

         The Plan shall be administered by the Management Development and Compensation Committee (the "Committee") of the Company's Board of Directors. All administrative duties, including but not limited to the power to interpret the Plan and to decide any dispute, shall be carried out by the Committee, which shall have full discretion and authority hereunder. All claims under the Plan shall be filed with the Committee, and the decisions made by the Committee shall be final and binding on all persons having or claiming to have rights under the Plan.

4.2      Termination or Amendment of Plan.

         The Plan may be terminated or amended at any time through action of the Company's Board of Directors. No termination or amendment, however, shall reduce the payments (a) to a Participant or a Participant's Spouse or Beneficiary where a Participant has already reached Retirement or (b) to which a current Participant is or may become entitled, based on such Participant's Service and Annual Director's Retainer as determined on the effective date of such termination or amendment.




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                                   ARTICLE V.
                                  MISCELLANEOUS

5.1      Inalienability of Payments.

         No Participant shall have the right to assign, transfer, hypothecate, encumber or anticipate his or her interest in any payments under the Plan, nor shall the payments under the Plan be subject to any legal process to levy upon or attach such payments for any claim against the Participant or the Participant's Spouse or Beneficiary.

5.2      Notices.

         Any notice required or permitted to be given under the Plan shall be in writing and shall be given by first class registered or certified mail, postage prepaid, or by personal delivery to the appropriate party, addressed:

         (a) If to the Company, to Apache Corporation at its principal place of business at 2000 Post Oak Boulevard, Suite 100, Houston, Texas 77056-4400 (Attention: Office of the Secretary) or at such other address as may have been furnished in writing by Apache to a Participant; or

         (b) If to a Participant, at the address indicated below the Participant's signature on his or her Participation Agreement, or at such other address as may have been furnished in writing by a Participant to Apache.

         Any such notice shall be deemed to have been given as of the second day after deposit in the United States Postal Service, postage prepaid, properly addressed as set forth above, in the case of mailed notice, or as of the date delivered in the case of personal delivery.

5.3      Disposition of Unclaimed Payments.

         Any communication, statement or notice addressed to a Participant at his or her last post office address, as provided to the Company under Section
5.2 hereof, will be binding on the Participant and the Participant's Spouse or Beneficiary for all purposes of the Plan. If the Company cannot ascertain the whereabouts of any person to whom a payment is due under the Plan within three years from the date such payment is due, such payment shall be cancelled on the records of the Plan and the amount thereof forfeited to the Company.

5.4      Governing Law.

         The Plan shall be governed by the laws of the State of Texas.




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Dated:     February 8, 2001


                                           APACHE CORPORATION
ATTEST:


By: /s/ Cheri L. Peper                     By: /s/ Jeffrey M. Bender
    ---------------------------------          -------------------------------
    Cheri L. Peper                             Jeffrey M. Bender
    Corporate Secretary                        Vice President, Human Resources




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                                                                         ANNEX A


                               APACHE CORPORATION
                       OUTSIDE DIRECTORS' RETIREMENT PLAN



                             PARTICIPATION AGREEMENT


         This Agreement is made and entered into by and between APACHE CORPORATION (the "Company") and [DIRECTOR NAME] (the "Participant") pursuant to the Apache Corporation Outside Directors' Retirement Plan (the "Plan").

         The purpose of this Agreement is to provide for the election by the Participant of the form of benefit payable by the Company to the Participant under the terms of the Plan, and to allow for designation of a beneficiary by the Participant.

                                BENEFIT ELECTION

         Pursuant to the terms of the Plan and the Participant's election, the Company agrees to pay such benefits as are due to the Participant, using the form the Participant has indicated below by marking an X in the blank immediately preceding Option A or B:

         ______ A Participant's Retirement Benefits shall be paid to the Participant in a SINGLE LUMP SUM PAYMENT pursuant to Section 2.4 of the Plan.

         ______ B Participant's Retirement Benefits shall be paid to the Participant in a SERIES OF QUARTERLY PAYMENTS pursuant to Section 2.1 of the Plan.


                             BENEFICIARY DESIGNATION


         The Participant hereby designates


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      (Print Name and Relationship or, if no designation made, print "N/A")

         as the Participant's beneficiary under the terms of the Plan. If the Participant is married as of the date of this Agreement and the beneficiary designated above is not the Participant's spouse, the Participant's spouse must consent to such designation by signing the "Consent to Beneficiary Designation" set out below.


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         It is understood and agreed by the Participant and the Company that at any time on or prior to the effective date of the Participant's retirement, BUT NOT THEREAFTER, the Participant, by completion of a new Agreement, may:

                  (iii) change his or her Beneficiary Designation, with such change becoming effective upon delivery to the Company of such new Agreement.

                  (iv) change his or her Benefit Election, with such change becoming effective on the date six months following delivery to the Company of such new Agreement, provided that such change shall not become effective if the Participant is not holding office as an Outside Director on such effective date.


         This Agreement is made as of this ____ day of _______________, _______.


APACHE CORPORATION                          PARTICIPANT




----------------------------------------    ------------------------------------
BY:      JEFFREY M. BENDER                  [DIRECTOR NAME]
ITS:     VICE PRESIDENT, HUMAN RESOURCES
                                            ------------------------------------
                                            SOCIAL SECURITY NUMBER

                                            ------------------------------------
                                            ADDRESS

                                            ------------------------------------
                                            CITY, STATE, ZIP CODE


                       CONSENT TO BENEFICIARY DESIGNATION

         I understand that if the Participant designates a beneficiary other than his or her spouse, the spouse must consent to such designation. I hereby consent to the beneficiary designated on page 1 of this Agreement.




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Date                                        Signature of Spouse


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